Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, That I, the undersigned Director of Kellanova, a Delaware corporation, hereby appoint Todd W. Haigh, Senior Vice President and Chief Legal Officer, as my lawful attorney-in-fact and agent, to act on my behalf, with full power of substitution, in executing and filing the Company’s Annual Report on Form 10-K for fiscal year ended December 28, 2024, and any exhibits, amendments and other documents related thereto, with the Securities and Exchange Commission.

Whereupon, I grant unto said Todd W. Haigh full power and authority to perform all necessary and appropriate acts in connection therewith, and hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute, may lawfully do, or cause to be done, by virtue hereof.

/s/ Stephanie A. Burns Stephanie A. Burns	/s/ Carter A. Cast Carter A. Cast
/s/ Roderick D. Gillum Roderick D. Gillum	/s/ G. Zachary Gund G. Zachary Gund
/s/ Donald R. Knauss Donald R. Knauss	/s/ Mary A. Laschinger Mary A. Laschinger
/s/ Erica L Mann Erica L. Mann	/s/ J. Michael Schlotman J. Michael Schlotman
/s/ La June Montgomery Tabron La June Montgomery Tabron	/s/ Carolyn Tastad Carolyn Tastad

Dated: February 21, 2025